Exhibit 2

INFORMATION ABOUT THE PARTICIPANTS

This proxy solicitation is being made by Two Seas Capital LP (“Two Seas Capital”), Two Seas Capital GP LLC, a Delaware limited liability company (“Two Seas GP”), and Sina Toussi (“Mr. Toussi” and together with Two Seas Capital and Two Seas GP, the “Participants”).

As of the close of business on October 9, 2025, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 19,902,624 shares of common stock, par value $0.00001 per share (the “Common Stock”), representing approximately 6.5% of Core Scientific, Inc.’s (the “Company”) outstanding shares of Common Stock. The percentages used herein are based upon 307,355,193 shares of Common Stock outstanding as of September 19, 2025, which is the record date for the special meeting of stockholders, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2025.

The 19,902,624 shares of Common Stock beneficially owned in the aggregate by the Participants includes (a) 16,188,978 shares of Common Stock directly held by the Funds and Accounts (each as defined below) (including 1,000 shares of Common Stock held of record by the Global Fund (as defined below)), (b) 313,646 shares of Common Stock issuable upon exercise of Warrants (as defined below) and (c) 3,400,000 shares of Common Stock underlying Options (as defined below).

Of the 19,902,624 shares of Common Stock owned in the aggregate by the Participants, such shares of Common Stock may be deemed to be beneficially owned as follows: (a) 19,902,624 shares of Common Stock may be deemed to be beneficially owned by Two Seas Capital by virtue of its status as the investment manager of Two Seas Strategic Investment Fund LP (the “Strategic Fund”), Two Seas Global (Master) Fund LP (the “Global Fund”, and together with the Strategic Fund, the “Funds”) and two managed accounts (the “Accounts”); (b) 19,902,624 shares of Common Stock may be deemed to be beneficially owned by Two Seas GP by virtue of its status as the general partner of Two Seas Capital; and (c) 19,902,624 shares of Common Stock may be deemed to be beneficially owned by Mr. Toussi by virtue of his status as the Chief Investment Officer of Two Seas Capital and Managing Member of Two Seas GP.

In the past year, certain of the Funds and Accounts were party to Options, Warrants and cash-settled swap arrangements with unaffiliated third parties. As of the close of business on October 9, 2025, (a) the Participants may be deemed to beneficially own, in the aggregate, 3,400,000 shares of Common Stock underlying call option contracts (“Options”), which consist of options to purchase 3,400,000 shares of Common Stock with an exercise price of $15 per share that expire on January 16, 2026, (b) the Participants may be deemed to beneficially own, in the aggregate, 313,646 shares of Common Stock issuable upon exercise of warrants (“Warrants”), 289,539 of which are exercisable at an exercise price of $6.81 per share and expire on January 23, 2027, and 24,107 of which are exercisable at an exercise price of $0.01 per share and expire on January 23, 2029 and (c) the Global Fund has short positions in call options to purchase 1,700,000 shares of Common Stock with an exercise price of $21 per share that expire on January 16, 2026.

As of the close of business on October 9, 2025, the Participants may be deemed to beneficially own, in the aggregate, 1,459,051 shares of class A common stock, par value $0.000005 per share, of CoreWeave, Inc. (“CoreWeave Common Stock”), including 1,180,000 shares of CoreWeave Common Stock underlying call option contracts as described below. Of the 1,459,051 shares of CoreWeave Common Stock owned in the aggregate by the Participants, such shares of CoreWeave Common Stock may be deemed to be beneficially owned as follows: (a) 1,459,051 shares of CoreWeave Common Stock may be deemed to be beneficially owned by Two Seas Capital by virtue of its status as the investment manager of the Funds and the Accounts; (b) 1,459,051 shares of CoreWeave Common Stock may be deemed to be beneficially owned by Two Seas GP by virtue of its status as the general partner of Two Seas Capital; and (c) 1,459,051 shares of CoreWeave Common Stock may be deemed to be beneficially owned by Mr. Toussi by virtue of his status as the Chief Investment Officer of Two Seas Capital and Managing Member of Two Seas GP.

In the past year, certain of the Funds and Accounts were party to option contracts in respect of CoreWeave Common Stock with unaffiliated third parties. As of the close of business on October 9, 2025, the Participants may be deemed to beneficially own, in the aggregate, 1,180,000 shares of CoreWeave Common Stock underlying call option contracts, which consist of options to purchase (a) 755,000 shares of CoreWeave Common Stock with an exercise price of $160 that expire on October 31, 2025; and (b) 425,000 shares of CoreWeave Common Stock with an exercise price of $160 that expire on November 21, 2025. As of close of business on October 9, 2025, the Funds and Accounts, in the aggregate, have (a) short positions in call option contracts to purchase 755,000 shares of CoreWeave Common Stock with an exercise price of $190 that expire on October 31, 2025; and (b) short positions in call option contracts to purchase 425,000 shares of CoreWeave Common Stock with an exercise price of $190 that expire on November 21, 2025.

The Participants also have an interest in a private investment vehicle managed by a third party, which provides an indirect economic interest in a variable number of shares of CoreWeave Common Stock, subject to certain fees and expenses. As of the close of business on October 9, 2025, the Participants have an indirect economic interest in approximately 389,908 shares of CoreWeave Common Stock.